Exhibit 99.1

SCYNEXIS Announces $40.0 million Private Placement

JERSEY CITY, N.J., March 31, 2026 (GLOBE NEWSWIRE) – SCYNEXIS, Inc. (NASDAQ: SCYX) (“SCYNEXIS” or the “Company”), a biotechnology company focused on developing innovative new therapies to address severe rare diseases including SCY-770 for Autosomal Dominant Polycystic Kidney Disease (ADPKD), today announced that it has entered into a securities purchase agreement with certain new and existing institutional and accredited investors. The Company anticipates upfront gross proceeds from the private placement to be approximately $40.0 million, before deducting placement agent fees and transaction-related expenses, and up to an additional $52.2 million in gross proceeds if the Common Warrants are fully exercised for cash, subject to Stockholder Approval of shares of common stock issuable upon exercise of the Common Warrants. The private placement is expected to close on or about April 1, 2026, subject to the satisfaction of customary closing conditions.

Pursuant to the terms of the securities purchase agreement, the Company will issue an aggregate of (i) 34,750,000 shares of its common stock, $0.001 par value per share (the “Common Shares”), (ii) pre-funded warrants to purchase up to 8,750,000 shares of common stock (the “Pre-Funded Warrants”) and (iii) accompanying common warrants to purchase up to an aggregate 43,500,000 shares of common stock or pre-funded warrants in lieu thereof (the “Common Warrants”). The aggregate share issuance includes 108,695 Common Shares and accompanying Common Warrants that were sold to the Company’s President and Chief Executive Officer, Dr. David Angulo. Each Common Share (or Pre-Funded Warrant) will be accompanied by one Common Warrant. The Common Shares and accompanying Common Warrants were sold at a combined price of $0.92 per Common Share and accompanying Common Warrant, and 8,750,000 Pre-Funded Warrants and accompanying Common Warrants were sold at a combined price of $0.9199 per Pre-Funded Warrant and accompanying Common Warrant.

Each Pre-Funded Warrant is immediately exercisable and will expire when exercised in full. Each Common Warrant will be exercisable for one share of common stock (or pre-funded warrants in lieu thereof) at an exercise price of $1.20 per share, will be exercisable beginning on the effective date of the stockholder approval relating to the proposed increase in the Company’s authorized shares of common stock (the “Stockholder Approval”) and will expire on 5:00 p.m. (New York City time) on the earlier of (i) the fifth anniversary of the closing date and (ii) the 30th day after the Company publicly releases topline data at Week 48 from its Phase 2 proof-of-concept clinical study evaluating SCY-770 in patients with ADPKD.

The private placement financing includes participation from new and existing institutional investors, including Great Point Partners, LLC, Squadron Capital Management LLC, Adage Capital Management, L.P., Propel Bio Partners, a large healthcare-dedicated fund, and other investors. The Company’s President and Chief Executive Officer, Dr. David Angulo, is also participating in the private placement.

Guggenheim Securities, LLC is acting as the sole placement agent for the private placement.

The Company intends to use the net proceeds from the private placement for working capital and general corporate purposes. Based on the Company’s current plans, the Company estimates its existing cash, cash equivalents and marketable securities, together with the anticipated net proceeds from the private placement (excluding potential proceeds from the exercise of any Common Warrants), will be sufficient to fund its operations into mid-2029.

The offer and sale of the securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Concurrently with entering into the securities purchase agreement, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the Common Shares issued in the private placement, including the shares of common stock underlying the Pre-Funded Warrants and accompanying Common Warrants sold in this financing. In connection with the private placement, the Company has agreed to convene a stockholder meeting no later than 90 days following the closing to seek approval of an increase in the number of its authorized shares of common stock.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About SCYNEXIS

SCYNEXIS, Inc. (NASDAQ: SCYX) is dedicated to advancing innovative solutions for severe rare diseases. SCY-770 is being developed for the treatment of Autosomal Dominant Polycystic Kidney Disease (ADPKD) and has been granted Orphan Drug designation. SCYNEXIS’s proprietary antifungal platform “fungerps” includes BREXAFEMME® (ibrexafungerp tablets), the first approved representative of this novel class, which has been licensed to GSK, and SCY-247, currently in clinical stages of development. For more information, visit www.scynexis.com.

Forward-Looking Statements

Statements contained in this press release regarding expected future events or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding: statements concerning expected gross proceeds from the private placement, expected use of proceeds, and expected closing of the private placement, the ability to obtain Stockholder Approval for the exercise of the Common Warrants into shares of common stock, and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks inherent in regulatory and other costs in developing products and risks related to the private placement. For the Company, this includes satisfaction of the customary closing conditions of the private placement, delays in obtaining required stock exchange or other regulatory approvals, the potential exercise of the warrants and gross proceeds generated by any warrant exercises, the future prospects of the Company’s SCY-770 program, the timing and results of the Company’s anticipated Phase 2 proof-of-concept clinical study evaluating SCY-770, stock price volatility and uncertainties relating to the financial markets, the medical community and the global economy, and the impact of instability in general business and economic conditions, including changes in inflation and interest rates. These and other risks are described more fully in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation, its most recent Annual Report on Form 10-K filed on March 4, 2026, including under the caption “Risk Factors,” and in other filings the Company makes with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

CONTACT:

Investor Relations

Irina Koffler

LifeSci Advisors

Tel: 917-734-7387

ikoffler@lifesciadvisors.com

Source: Scynexis